UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2009

INTELLON CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	333-144520	59-2744155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5955 T.G. Lee Boulevard, Suite 600, Orlando, FL 32822

(Address of Principal Executive Offices) (Zip Code)

(407) 428-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 4, 2009, Intellon Corporation (the “Company”) entered into an Office Lease Agreement (the “Lease”) with Southeast STB Portfolio, LLC (the “Landlord”) for approximately 24,502 square feet of office space located at 203 East Silver Springs Blvd., Ocala, Florida (the “Premises”). The Company currently maintains a research and production facility in Ocala under an existing lease that expires on December 31, 2009. The Company plans to move its Ocala research and production facility to the Premises.

The term of the Lease will begin on the date (the “Commencement Date”) that the improvements to the leased Premises are substantially completed. The Lease term will expire on the seventh anniversary of the first day of the first month following the Commencement Date; provided, however, that the Company has the option to terminate the Lease on the fifth anniversary of the first day of the first month following the Commencement Date. The Company has two options to extend the Lease term for five years each; provided that the Company is not in default under the Lease.

The base rental rate under the Lease Agreement for the initial term is $9.00 per square foot per year, or an aggregate of $220,518 per year. If the Company exercises its option to extend the Lease term, the base rental rate will be $9.90 and $10.89 for the first and second extension, respectively. In addition to the base rental, the Company will be required to pay (i) Florida State sales tax; and (ii) the Company’s pro rata share of certain customary operating expenses of the building; provided however that, in the case of certain expenses, the Company’s obligation to pay such expenses shall be reduced by the amount of such expenses in the base year ending December 31, 2010. The Landlord has agreed to provide the Company with an allowance of up to $685,000 to be applied to the initial build-out of the Premises.

Upon an event of default, the Lease provides that, among other remedies, the Landlord may terminate the Lease and require the Company to pay the entire amount of rent that would have been payable during the remainder of the Lease term, less any rent the Landlord receives from re-letting the premises. The Lease also contains other customary default provisions, representations, warranties, and covenants.

The foregoing is a summary of certain material provisions of the Lease and is qualified in its entirety by reference to the full text of the Lease, which is set forth in Exhibit 10.1 to this report. Exhibit 10.1 is incorporated herein by reference and constitutes a part of this report.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1	Office Lease Agreement between Intellon Corporation and Southeast STB Portfolio, LLC, dated September 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLON CORPORATION

By:	/s/ Brian T. McGee
Name: Brian T. McGee Title: Senior Vice President and Chief Financial Officer

Date: September 9, 2009